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                                                                       EXHIBIT 5

            [LETTERHEAD OF SEYBURN, KAHN, GINN, BESS & SERLIN, P.C.]

                                November 7, 2002




Plastipak Holdings, Inc.
9135 General Court
P.O. Box 2500C
Plymouth, Michigan  48170-0907

Ladies and Gentlemen:

         We have acted as counsel to Plastipak Holdings, Inc., a Michigan corporation (the "Company") and to Plastipak Packaging, Inc., a Delaware corporation ("Packaging"), Whiteline Express, Ltd., a Delaware corporation ("Whiteline"), Clean Tech, Inc., a Michigan corporation ("Clean Tech") and TABB Realty, LLC, a Michigan limited liability company ("TABB", and together with Packaging, Whiteline and Clean Tech, the "Guarantors"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company and the Guarantors with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the issuance by the Company of $50,000,000 aggregate principal amount of its 10.75% Senior Notes due 2011 (the "Exchange Notes") and the issuance by the Guarantors of guarantees (the "Guarantees") with respect to the Exchange Notes. The Exchange Notes and the Guarantees will be issued under an indenture (the "Indenture") dated as of August 20, 2001 among the Company, the Guarantors and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"). The Exchange Notes and the Guarantees will be offered in exchange for $50,000,000 aggregate principal amount of the Company's outstanding 10.75% Senior Notes due 2011 and the related Guarantees of the Guarantors.

         We have examined the Registration Statement and the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies of such records, agreements, instruments and other documents and have made such other investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials, of officers and representatives of the Company and the Guarantors, and of officers and representatives of Plastipak Holdings, Inc.

         In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals,

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Plastipak Holdings, Inc.
November 7, 2002
Page 2


the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

         We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

         1. When the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange, the Exchange Notes will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

         2. When (a) the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange and (b) the Guarantees have been duly issued, the Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

         Our opinions set forth above are subject to the effects of (1) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (2) general equitable principles (whether considered in a proceeding in equity or at law) and (3) an implied covenant of good faith and fair dealing.

         We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.


                                 Very truly yours,


                                 /S/  SEYBURN, KAHN, GINN, BESS & SERLIN, P.C.
                                 ---------------------------------------------
                                 SEYBURN, KAHN, GINN, BESS & SERLIN, P.C.